UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 Carnegie Avenue, Bldg B, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-250-8888

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, the Compensation Committee of the Board of Directors of SCM Microsystems, Inc. (the Company") approved a special performance bonus to certain executives of the Company for their significant contributions in managing and successfully completing the business combination with Bluehill ID AG, which was completed on January 4, 2010. The bonus will be paid out in the form of shares of the Company's Common Stock (the "Share Bonus Award") under the Company's 2010 Management Bonus and Incentive Plan (the "2010 Plan"), which is subject to the approval of stockholders at the Company's 2010 Annual Meeting, for which the date has not yet been scheduled. No Share Bonus Awards will be issued until the Company obtains stockholder approval of the 2010 Plan. The Share Bonus Awards are expected to be paid out to the executives following the Company's Annual Meeting of Stockholders.

Felix Marx, Chief Operating Officer, was awarded a share bonus of 180,000 shares and Manfred Mueller, Executive Vice President of Strategic Sales and Business Development and Chief Executive Officer of the SCM business unit, was awarded a share bonus of 60,000 shares. Fifty percent of the shares awarded to each of Mr. Marx and Dr. Mueller will be subject to a 24-month lockup.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 3, 2010	By:	/s/ Melvin Denton-Thompson

Name: Melvin Denton-Thompson
Title: Chief Financial Officer and Secretary